Exhibit 99.1

Lifeloc Reports Third Quarter 2019 Results

WHEAT RIDGE, Colo., November 12, 2019 -- Lifeloc Technologies, Inc. (OTC: LCTC), a global leader in the development and manufacturing of breath alcohol and drug testing devices, has announced financial results for the third quarter ended September 30, 2019.

Third Quarter Highlights

Lifeloc posted quarterly net revenue of $2.258 million resulting in quarterly net income after taxes of $152 thousand, or $0.06 per diluted share. These results compare to net revenue of $2.056 million and quarterly net income of $58 thousand, or $0.02 per diluted share in the third quarter of 2018. Gross margin on total revenue grew to 47% versus 46% in the same quarter last year. Revenue for the quarter increased nearly 10% versus the third quarter last year. For the first nine months of 2019, net revenue was $6.665 million and net income was $401 thousand, versus revenue of $6.387 million and net income of $147 thousand the same period last year ($0.16 vs. $0.06 per diluted share).

The third quarter performance benefited from the release and shipments of the second generation of our patent protected EasyCal® automated calibration station, as well as increased royalties. This updated calibration station has expanded capabilities to calibrate our entire line of professional breathalyzers as well as RFID (Radio Frequency Identification) registration of calibration standards to further automate the process, representing a further advance of an already unique product.

“It was another strong quarter, both in top line revenue growth and bottom line earnings versus last year,” said CEO Dr. Wayne Willkomm. He added, “We are hopeful for further growth versus last year, with the DOT (Department of Transportation) approval of our newest breathalyzers, which happened in the fourth quarter. These new breathalyzers are packed with features and power that make these top performers while still offering excellent value to our customers. But with the completion of these products, research and development expenses are not expected to drop. We continue to expect research spending to ramp up as we redirect existing resources and even add more resources to deploy against our top priority, which is the development and commercialization of our real-time drug testing, including the marijuana breathalyzer based on the SpinDx lab on a disc detection platform.”

Real-time drug testing remains Lifeloc’s brightest growth opportunity. Lifeloc and Sandia National Laboratory in cooperation have developed trace analysis technologies for drugs of abuse. Getting rapid, quantitative results for a panel of drugs of abuse, including marijuana, heroin, cocaine and methamphetamine, is a critical tool needed by law enforcement to ensure safety on our roads and in the workplace. We have demonstrated SpinDx to perform trace analysis from liquid and vapor samples in the laboratory. Our work ahead is to complete the conversion of SpinDx from a laboratory test to simple-to-operate devices ready for deployment in the field.

Likewise, alcohol monitoring is another critical path to growth. Alcohol monitoring is accomplished through our R.A.D.A.R.® (Real-time Alcohol Detection and Reporting) device, which is a tool to supervise offenders as an alternative to incarceration. The R.A.D.A.R. device calls for random alcohol tests, and stores the results for later retrieval by the probation officer, while onboard biometrics automatically verify the identity of the test subject. The second generation R.A.D.A.R. devices are in development with production expected in the first quarter of 2020. R.A.D.A.R. devices and their associated monitoring services are a critical step in moving our business towards a recurring revenue model.

About Lifeloc Technologies

Lifeloc Technologies, Inc. (OTC: LCTC) is a trusted U.S. manufacturer of evidential breath alcohol testers and related training and supplies for Workplace, Law Enforcement, Corrections and International customers. Lifeloc stock trades over-the-counter under the symbol LCTC. We are a fully reporting Company with our SEC filings available on our web site, www.lifeloc.com/investor.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties that may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements expressed or implied in this press release, including statements about our strategies, expectations about new and existing products, market demand, acceptance of new and existing products, technologies and opportunities, market size and growth, and return on investments in products and market, are based on information available to us on the date of this document, and we assume no obligation to update such forward-looking statements. Investors are strongly encouraged to review the section titled “Risk Factors” in our SEC filings.

Easycal® and R.A.D.A.R.® are registered trademarks of Lifeloc Technologies, Inc.

SpinDx™ is a trademark of Sandia Corporation.

Kristie LaRose
Lifeloc Technologies, Inc.
http://www.lifeloc.com
(303) 431-9500

LIFELOC TECHNOLOGIES, INC.

Condensed Balance Sheets

	September 30,
	2019	December 31,
	(Unaudited)	2018
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,922,176	$2,788,327
Accounts receivable, net	754,680	675,136
Inventories, net	2,051,897	1,290,607
Income taxes receivable	—	90,629
Prepaid expenses and other	97,333	35,155
Total current assets	5,826,086	4,879,854

PROPERTY AND EQUIPMENT, at cost:
Land	317,932	317,932
Building	1,952,347	1,928,795
Real-time Alcohol Detection And Reporting equipment and software	569,448	569,448
Production equipment and software	911,454	800,569
Training courses	432,375	432,375
Office equipment and software	246,946	241,836
Sales and marketing equipment	246,738	219,797
Research and development equipment and software	159,810	159,810
Less accumulated depreciation	(1,954,927)	(1,649,203)
Total property and equipment, net	2,882,123	3,021,359

OTHER ASSETS:
Patents, net	148,535	158,147
Deposits and other	77,568	140,452
Deferred taxes	90,061	79,869
Total other assets	316,164	378,468

Total assets	$9,024,373	$8,279,681

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$389,138	$343,783
Term loan payable, current portion	44,413	43,207
Customer deposits	164,606	19,265
Accrued federal and state income tax	105,346	—
Accrued expenses	300,342	250,912
Deferred revenue, current portion	67,199	44,218
Reserve for warranty expense	41,000	40,000
Total current liabilities	1,112,044	741,385

TERM LOAN PAYABLE, net of current portion and
debt issuance costs	1,335,788	1,369,347

DEFERRED REVENUE, net of current portion	8,937	8,212
Total liabilities	2,456,769	2,118,944

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, no par value; 50,000,000 shares
authorized, 2,454,116 shares outstanding	4,603,304	4,597,646
Retained earnings	1,964,300	1,563,091
Total stockholders' equity	6,567,604	6,160,737

Total liabilities and stockholders' equity	$9,024,373	$8,279,681

LIFELOC TECHNOLOGIES, INC.

Condensed Statements of Income (Unaudited)

	Three Months Ended September 30,
REVENUES:	2019	2018
Product sales	$2,083,044	$1,985,520
Royalties	153,922	46,417
Rental income	21,189	23,822
Total	2,258,155	2,055,759

COST OF SALES	1,193,088	1,111,067

GROSS PROFIT	1,065,067	944,692

OPERATING EXPENSES:
Research and development	253,716	249,092
Sales and marketing	329,824	331,505
General and administrative	287,814	271,172
Total	871,354	851,769

OPERATING INCOME	193,713	92,923

OTHER INCOME (EXPENSE):
Interest income	10,454	7,676
Interest expense	(14,513)	(14,957)
Total	(4,059)	(7,281)

NET INCOME BEFORE PROVISION FOR TAXES	189,654	85,642

PROVISION FOR FEDERAL AND STATE INCOME TAXES	(38,129)	(27,478)

NET INCOME	$151,525	$58,164

NET INCOME PER SHARE, BASIC	$0.06	$0.02

NET INCOME PER SHARE, DILUTED	$0.06	$0.02

WEIGHTED AVERAGE SHARES, BASIC	2,454,116	2,454,116

WEIGHTED AVERAGE SHARES, DILUTED	2,456,105	2,454,116

LIFELOC TECHNOLOGIES, INC.

Condensed Statements of Income (Unaudited)

	Nine Months Ended September 30,
	2019	2018
REVENUES:
Product sales	$6,219,779	$6,121,553
Royalties	376,906	207,840
Rental income	67,953	57,524
Total	6,664,638	6,386,917

COST OF SALES	3,512,235	3,446,592

GROSS PROFIT	3,152,403	2,940,325

OPERATING EXPENSES:
Research and development	742,884	840,647
Sales and marketing	961,746	997,563
General and administrative	908,607	864,629
Total	2,613,237	2,702,839

OPERATING INCOME	539,166	237,486

OTHER INCOME (EXPENSE):
Interest income	27,726	14,113
Interest expense	(43,404)	(47,045)
Total	(15,678)	(32,932)

NET INCOME BEFORE PROVISION FOR TAXES	523,488	204,554

PROVISION FOR FEDERAL AND STATE INCOME TAXES	(122,279)	(57,061)

NET INCOME	$401,209	$147,493

NET INCOME PER SHARE, BASIC	$0.16	$0.06

NET INCOME PER SHARE, DILUTED	$0.16	$0.06

WEIGHTED AVERAGE SHARES, BASIC	2,454,116	2,454,116

WEIGHTED AVERAGE SHARES, DILUTED	2,454,786	2,454,116

Lifeloc Technologies, Inc.

Condensed Statements of Stockholders' Equity

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Total shareholders' equity, beginning balances	$6,413,642	$6,024,167	$6,160,737	$5,926,104

Common stock (no shares issued during periods):
Beginning balances	4,600,867	4,588,911	4,597,646	4,580,177
Stock based compensation expense related
to stock options	2,437	4,368	5,658	13,102
Ending balances	4,603,304	4,593,279	4,603,304	4,593,279

Retained earnings:
Beginning balances	1,812,775	1,435,256	1,563,091	1,345,927
Net income	151,525	58,164	401,209	147,493
Ending balances	1,964,300	1,493,420	1,964,300	1,493,420

Total shareholders' equity, ending balances	$6,567,604	$6,086,699	$6,567,604	$6,086,699

LIFELOC TECHNOLOGIES, INC.

Condensed Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
CASH FLOWS FROM OPERATING ACTIVITIES:	2019	2018
Net income	$401,209	$147,493
Adjustments to reconcile net income to net cash
provided by operating activities-
Depreciation and amortization	316,150	320,983
Provision for inventory obsolescence, net change	7,500	42,500
Deferred taxes, net change	(10,192)	(11,251)
Reserve for warranty expense, net change	1,000	1,000
Stock based compensation expense related to
stock options	5,658	13,102
Changes in operating assets and liabilities-
Accounts receivable	(79,544)	(130,895)
Inventories	(768,790)	(222,165)
Income taxes receivable	90,629	68,312
Prepaid expenses and other	(62,178)	(63,682)
Deposits and other	62,884	253,893
Accounts payable	45,355	18,123
Customer deposits	145,341	(32,822)
Accrued federal and state income tax	105,346	—
Accrued expenses	49,430	7,795
Deferred revenue	23,706	(7,439)
Net cash provided from
operating activities	333,504	404,947

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(166,488)	(378,567)
Patent filing expense	—	(6,648)
Net cash (used in) investing activities	(166,488)	(385,215)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments made on term loan	(33,167)	(31,859)
Net cash (used in) financing
activities	(33,167)	(31,859)

NET INCREASE (DECREASE) IN CASH	133,849	(12,127)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,788,327	2,669,455

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,922,176	$2,657,328

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$42,590	$44,270

Cash paid for income tax	$—	$—